SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GC COMPANIES INC

                    GAMCO INVESTORS, INC.
                                10/10/01            7,500-             .3500
                                10/05/01            5,000-             .5500
                                 9/28/01            2,000-             .5300
                                 8/28/01            2,500-             .7500
                                 8/28/01              500-             .7600
                                 8/28/01              500-             .7601
                                 8/28/01            1,000              .7600
                                 8/28/01            1,000-             .7900
                                 8/27/01           13,000-             .8369
                    GABELLI ADVISERS, INC.
                                 9/27/01            5,000-             .5700


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ BULLETIN BOARD.

          (2) PRICE EXCLUDES COMMISSION.